UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

AVADEL PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Avadel Pharmaceuticals plc (the “Company”) with a definitive proxy statement related to a proposed transaction pursuant to that certain Transaction Agreement, dated October 22, 2025, by and between the Company and Alkermes plc (“Alkermes” and such agreement, the “Transaction Agreement”) in which Alkermes will acquire the Company (the “Acquisition”) pursuant to a court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014 of Ireland (the “Scheme”), or under certain circumstances, subject to the terms of the Transaction Agreement, a takeover offer (as such term is defined in the Irish Takeover Rules) rather than the Scheme.

This Schedule 14A filing consists of the following documents relating to the Acquisition:

1.	Email from Gregory Divis, the Chief Executive Officer of the Company, sent to the Company’s employees, dated October 23, 2025

From: Avadel CEO

To: Avadel Employees

Subject: Building the Future Together: Alkermes + Avadel

Team Avadel,

Please find below an important and inspiring message from Richard Pops, CEO of Alkermes.

Greg

********

To the Avadel Team,

Yesterday, we announced Alkermes’ intent to acquire Avadel Pharmaceuticals. On behalf of all of us at Alkermes, I want to say how excited we are to welcome you to our team early next year.

This marks an important step forward, not just for our two organizations, but for the broader sleep disorder community. From our earliest conversations, it was clear that your team’s scientific excellence, strong commercial infrastructure and innovative approach aligned closely with our strategic vision and corporate values. We are both driven by a shared focus on patients and by the belief that our people are our competitive advantage. The logic of this transaction is based on an exciting view of how we can work together to bring important medicines to people in need of them.

Alkermes has been a leader in neuroscience for more than three decades, pioneering new therapies for neurological and psychiatric disorders. We are currently researching alixorexton, an orexin 2 receptor agonist and a potential new treatment for narcolepsy and idiopathic hypersomnia. We believe that together, our teams, infrastructure and expertise in sleep disorders along with our combined investigational pipelines, provide an unprecedented opportunity to expand options, close treatment gaps and reach more patients living with sleep disorders and drive significant growth.

We see this as more than just an acquisition. It is the beginning of a collaboration built on mutual respect, complementary strengths and a joint commitment to translating cutting-edge science into transformative outcomes. Your work has already made a meaningful impact. We are excited to provide the support and platform to help accelerate that progress even further.

In the months ahead, we will work closely to ensure a smooth integration once the acquisition is complete. Our priority will be to preserve the culture and capabilities that make your team exceptional while identifying opportunities to amplify our collective impact.

Thank you for the important work you do and for the opportunity to build what is next, together. We are incredibly excited about the future and look forward to getting to know you as colleagues.

RP

NO OFFER OR SOLICITATION

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The acquisition will be implemented by means of an Irish High Court-sanctioned scheme of arrangement on the terms provided for in the scheme document (or, if the acquisition is implemented by way of a takeover offer, the applicable takeover offer document), which will contain the full terms and conditions of the acquisition, including details of how Company shareholders may vote in respect of the acquisition. Any decision in respect of, or other response to, the acquisition, should be made only on the basis of the information contained in the scheme document (or if the acquisition is implemented by way of a takeover offer, the applicable takeover offer document).

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the acquisition, the Company intends to file with the SEC a preliminary and definitive Proxy Statement (which will include the scheme document). The definitive Proxy Statement will be sent to Company shareholders as of the record date to be established for voting at the Company shareholder meetings to approve the acquisition. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the acquisition. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions to be proposed at the Company shareholders meetings to approve the acquisition, the scheme or related matters, or other responses in relation to the acquisition, should be made only on the basis of the information contained in the definitive Proxy Statement (including the scheme document).

The preliminary and definitive Proxy Statements, if and when filed, as well as the Company’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at the Company’s website at https://investors.avadel.com/sec-filings. Company shareholders and investors will also be able to obtain, without charge, a copy of the preliminary and definitive Proxy Statements (including the scheme document) and other relevant documents (when available) by directing a written request to Avadel Pharmaceuticals plc, Attn: Investor Relations, 16640 Chesterfield Grove Road #200, Chesterfield, MO 63005, United States, Attention: Investor Relations, or from Avadel’s website, www.avadel.com..

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the acquisition and any other matters to be voted on at the Company shareholder meetings. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive Proxy Statement on Schedule 14A for its 2025 annual general meeting of shareholders, dated and filed with the SEC on June 18, 2025. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Company shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the preliminary and definitive Proxy Statements (which will contain the scheme document) and other relevant materials to be filed with the SEC in connection with the acquisition. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to the Company’s future prospects, developments and business strategies, and the acquisition. Such forward-looking statements include, but are not limited to, statements relating to the acquisition involving Alkermes and the Company, the Company’s current expectations and estimates about the expected effects and anticipated benefits of the acquisition, the date of closing of the acquisition, including the parties’ ability to satisfy the conditions to the consummation of the acquisition and the other conditions set forth in the Transaction Agreement, and the Company’s business activities and strategies. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: (i) the ability of the parties to consummate the acquisition in a timely manner or at all; (ii) the satisfaction (or waiver) of conditions to the consummation of the acquisition, including with respect to the approval of Company shareholders and required regulatory approvals; (iii) potential delays in consummating the acquisition; (iv) the ability of the Company and Alkermes to timely and successfully achieve the anticipated benefits of the acquisition; (v) the impact of health pandemics on the parties’ respective businesses and the actions the parties may take in response thereto; (vi) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Transaction Agreement; (vii) the effect of the announcement or pendency of the acquisition on the business relationships, operating results and business generally of each of the Company and Alkermes; (viii) costs related to the acquisition; (ix) and the outcome of any legal proceedings that may be instituted against the parties or any of their respective directors or officers related to the Transaction Agreement or the acquisition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and under the caption “Risk Factors” in Alkermes’ Annual Report on Form 10-K for the year ended Dec. 31, 2024 and, in each case, any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on the Company’s website at https://investors.avadel.com/sec-filings and on Alkermes’ website at https://investor.alkermes.com/sec-filings. The forward-looking statements set out in this report are made only as of the date hereof. The Company and Alkermes assume no obligation and do not intend to update these forward-looking statements, except as required by law.

RESPONSIBILITY STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The directors of the Company accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of the Company (who have taken all reasonable care to ensure such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Alkermes accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Alkermes (who have taken all reasonable care to ensure that such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

DEALING DISCLOSURE REQUIREMENTS OF THE IRISH TAKEOVER RULES

Under the provisions of Rule 8.3(a) of the Irish Takeover Rules, any person who is ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of the Company must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Irish Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of the Company. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 pm (U.S. Eastern Time) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below.

Under the provisions of Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of the Company, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of the Company during the ‘offer period’, by not later than 3:30 p.m. (U.S. Eastern Time) on the ‘business day’ following the date of the relevant transaction.

If two or more persons co-operate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the Company or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

In addition, each of the Company and any offeror must make an ‘opening position disclosure’ by no later 12:00 noon (U.S. Eastern Time) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (U.S. Eastern Time) on the business day following the date of the transaction (see Rules 8.1, 8.2 and 8.4).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests” in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

ADDITIONAL INFORMATION

Certain capitalized words used in this communication and not herein defined have the meanings given to such words in the Rule 2.7 Announcement dated October 22, 2025 issued by the Company and Alkermes (the “Rule 2.7 Announcement”). The bases and sources set out in the Rule 2.7 Announcement have been used in this communication, unless otherwise stated or the context otherwise requires.

The release, publication or distribution of this communication in, into, or from, certain jurisdictions other than Ireland and the United States may be restricted or affected by the laws of those jurisdictions. Accordingly, copies of this communication are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into, or from any such jurisdiction. Therefore, persons who receive this communication (including without limitation nominees, trustees and custodians) and are subject to the laws of any jurisdiction other than Ireland and the United States who are not resident in Ireland and the United States will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction.

No statement in this communication is intended to constitute a profit forecast or a quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for the Company or Alkermes. No statement in this communication constitutes an asset valuation.